UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

1st NRG Corp.

(Name of Registrant as Specified in its Charter)

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1st NRG Corp.

1730 LaBounty Road

PMB 213

Ferndale,  Wa. 98248

Phone (360)-384-4390

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing: December 10th, 2008

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

General Information

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.02 per share (the "Common Stock"), of 1st NRG Corp., a Delaware corporation (the "Company") as of October 8, 2008 (the "Record Date") to notify such stockholders of the following:

On October 8, 2008 pursuant to Title 8, Chapter 1, subchapter VII, section 228 of the Delaware Code the Company received written consents in lieu of a meeting of Stockholders from Stockholders holding 2,664,285 shares of Common Stock representing 56.7% of the possible votes outstanding (the "Majority Stockholders"), approving the amendment to the Certificate of Incorporation of the Company increasing the number of authorized shares of Common Stock, par value $0.02 per share, that the Company can have outstanding at any time from 25 million to 50 million, and reducing the par value to 1 mill (($0.001) per common share (the "Amendment") with no change to the existing number of authorized preferred stock of 5 million shares, par value $0.001 per share.

A copy of the Certificate of Amendment to the Certificate of Incorporation effecting the Amendment, in substantially the form to be filed with the Secretary of State of Delaware, is attached to this Information Statement as Exhibit "A".

On October 3rd, 2008, pursuant to subchapter VIII, section 242, the Board of Directors of the Company unanimously approved the Amendment, subject to Stockholder approval. According to subchapter VIII, section 242, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Certificate of Incorporation. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on October 8, 2008 in accordance with the Delaware Code. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on October 3rd, 2008 as the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Delaware or become effective until at least 21 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about December 10th, 2008 to all Stockholders of record as of the Record Date.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Purpose and Effect of Increasing Number of Authorized Shares of Common Stock

The increase in authorized shares of common stock is necessary because the Company has recently concluded a private placement of its securities that included the issuance of common stock and warrants to purchase additional shares of the Company’s  Common Stock, that if fully exercised, would result in the issued and outstanding shares of the Company being approximately equal to the authorized common stock and therefore precluding the Company from participating in any transactions in the future that would involve the further issue of Common Stock.

Outstanding Securities and Voting Rights

As of October 3rd 2008, we had authorized: (a) 25 million shares of common stock, par value $0.02 per share, 4,701,692 of which were issued and outstanding.  Each share of outstanding Common Stock is entitled to one (1) vote on matters submitted for Stockholder approval.

On October 8th, 2008, the holders of 2,664,285 shares of common stock or 56.7% of the possible votes out of 4,701,692 shares outstanding executed and delivered to the Company a written consent approving the Amendment.  Because the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Delaware Code provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.  The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company’s voting power.

Stockholders' Rights

The Delaware Code, General Corporations Law, subchapter VIII,  section  242 provides that every amendment to the Company's Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment.  Under subchapter VIII, section 242 of the Delaware General Corporations Law, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company's Articles of Incorporation.

Subchapter VII, section 228 of the Delaware General Corporations Law provides that, unless otherwise provided in the Company's Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes as herein described, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Company's Common Stock.

No Dissenters' Rights

The Delaware Code, the Company's Certificate of Incorporation and By-laws do not provide for dissenters’ rights of appraisal in connection with the actions proposed in this Information Statement.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee for election as a director, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Certificate of Incorporation which is not shared by all other stockholders.

Additional Information

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

BY ORDER OF THE BOARD OF DIRECTORS

December 10, 2008

/s/J. Greig

________________________________________

J. Greig

Chairman of the Board of Directors

Exhibit "A"

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

OF

1st NRG CORP.

            1ST NRG CORP, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That all of the Directors of said corporation, by a written consent given in accordance with the provisions of §141(f) of the General Corporation Law of Delaware, duly adopted resolutions proposing and declaring advisable the following Amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the FOURTH Article thereof numbered so that, as amended, said Article shall be and is so read as follows:

FOURTH:  “The aggregate number of shares of stock which the corporation shall have authority to issue is fifty-five million (55,000,000), which are divided into five million (5,000,000) shares of Preferred Stock of a par value of one mill ($0.001) each and fifty million (50,000,000) shares of Common Stock of a par value of one mill ($0.001) each, which shares of stock may be issued from time to time in one or more classes or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by the board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, designation or title.  All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions, providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it.  The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors pursuant to authority hereby vested in it.”

SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of §228 of the General Corporation Law of the State of Delaware and said written consent was filed with the corporation.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of §§242 and 228 of the General Corporation Law of Delaware.

FOURTH:  That the capital of said corporation will not be reduced under or by reason of said Amendment.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed this 3rd day of October, 2008.

/s/ J. Greig

__________________________________

J. Greig

Chief Strategy Officer and

Chairman of the Board

1st NRG Corp